Exhibit 99.1

PETRO RIVER ANNOUNCES SUCCESSFUL DRILLING OF 8 WEST BLACKLAND FIELD DEVELOPMENT WELLS IN OSAGE COUNTY, OK

NEW YORK, NY, April 2, 2018 –  Petro River Oil Corp. (OTCBB: PTRC) (“Petro River” or the “Company”) is pleased to provide an update on the development activities on its core acreage in Osage County, Oklahoma.

Activities Report:

After the initial discovery of the West Blackland Field in June 2017, the Company has built roads installed flowlines and constructed a central processing facility with a 1,800 BOPD capacity. Current gross daily production is 120 BOPD. In the past three months, 8 successful development wells have been drilled with two additional wells currently drilling and a number of well completions underway. On the basis of this drilling program, the Company has earned the right to extend its 100,000+ acre Concession with the Osage Tribe for an additional year.

The discovery well in the West Blackland Field (#1-3) has produced over 7,500 barrels in the past 7 months and is on track for an 8-month payback.  Within the next 60 days the Company expects to report stabilized production rates and independent reserve estimates at the West Blackland Field, with all currently-drilled wells completed and producing.

In addition, the Company has filed permits for a new exploration well which, if successful, could result in a new field discovery potentially much larger than the West Blackland Field, and currently expects to have results from this well in June.

The Company has recently signed a contract for the acquisition of a modern, state-of-the-art 20 square mile 3D seismic survey to be conducted this summer in the western portion of its concession adjacent to a prolific producing trend.  The West Blackland Field discovery was made on the basis of reprocessed, older vintage, low-quality 3D seismic data.

Stephen Brunner, the President of Petro River, stated “Based on our success in the West Blackland Field, we anticipate positive cash flow generated from operations during the current quarter ending April 30, 2018.  With the recent capital restructuring behind us, current production of 120 BOPD (90 BOPD net to the Company) increasing on a weekly basis and generating positive cash flow, additional exploration and development wells scheduled and a 20 square mile 3D seismic survey planned for late summer, we believe Petro River is positioned for substantial growth this year.

About: Petro River Oil Corp.

Petro River Oil Corp. (OTCBB: PTRC) is an independent energy company with its core holdings in Osage County, Oklahoma. Petro River’s strategy is to apply modern technology, such as 3-D Seismic analysis to exploit hydrocarbon-prone resources in historically prolific plays and underexplored prospective basins to build reserves and to create value for the Company and its shareholders. Petro River owns a 14.52 % equity interest in Horizon Energy Partners, LLC and its’ president, Stephen Brunner, is also a member of the Board of Managers of Horizon Energy Partners, LLC. For more information, please visit our website at www.petroriveroil.com.

Forward-Looking Statements.

This news release contains forward-looking and other statements that are not historical facts. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward looking statements will not occur, which may cause actual performance and results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward looking statements. These forward looking statements, projections and statements are subject to change and could differ materially from final reported results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. Petro River assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, Petro River undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect to the matters discussed above. Readers should also carefully review the “Risk Factors” in Petro River’s annual report on Form 10-K, its quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

For additional information about Petro River Oil, please visit http://petroriveroil.com/ or contact:

Investor Relations

ir@petroriveroil.com

telephone: (469) 828-3900